UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 6, 2007

Date of Report (Date of earliest event reported)

Commission File No. 000-16449

RAINING DATA CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	94-3046892
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

25A Technology Drive, Irvine, CA 92618

(Address of principal executive offices, Zip Code)

(949) 442-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b)           Raining Data Corporation (the “Company”) provided notice of non-compliance with certain continued listing standards to NASDAQ on August 6, 2007.  As previously disclosed on a Form 8-K filed August 9, 2007, on August 3, 2007, the Company received a letter of resignation from Richard Smith, a member of the Company’s Board of Directors (the “Board”) and Audit Committee of the Board, effective immediately.   As a result of Richard Smith’s resignation, the Company is no longer in compliance with NASDAQ Marketplace Rules 4350(c)(1) and 4350(d)(2)(A) because it no longer has a majority of independent directors nor does it have at least three members on the Audit Committee, respectively.  Mr. Smith was an independent director as defined in NASDAQ Marketplace Rule 4200, and also met the criteria set forth in clauses (i) — (iv) of NASDAQ Marketplace Rule 4350(d)(2)(A).  The Company intends to identify a suitable candidate to fill the vacancy on the Board and Audit Committee so that the Company can regain compliance under NASDAQ Marketplace Rules 4350(c)(1) and 4350(d)(2)(A) within the prescribed cure periods listed in NASDAQ Marketplace Rules 4350(c)(1) and 4350(d)(4)(B).

In addition, the Company recently became aware that as of August 1, 2006, the Company ceased to be a “Controlled Company” as defined in NASDAQ Marketplace Rule 4350(c)(5).  Pursuant to the phase-in periods set forth in NASDAQ Marketplace Rule 4350(a)(5) for compliance with NASDAQ Marketplace Rules 4350(c)(3) and (4), the Company’s Compensation Committee and Nominating and Corporate Governance Committee were required to be comprised of (i) a majority of independent directors within ninety (90) days of the date the Company ceased to be a Controlled Company, and (ii) all independent directors within one (1) year of the date the Company ceased to be a Controlled Company.  Each of the Compensation Committee and the Nominating and Corporate Governance Committee is currently comprised of two (2) directors (Richard Koe and Douglas Marshall), only one (1) of which the Board has determined to be independent (Douglas Marshall), therefore, the Company is currently not in compliance with NASDAQ Marketplace Rules 4350(c)(3) and (4).  The Company intends to promptly appoint Gerald Chew, and independent director currently serving on the Board, to each of the Compensation Committee and the Nominating and Corporate Governance Committee in reliance upon the exceptional and limited circumstances exception set forth in NASDAQ Marketplace Rules 4350(c)(3)(C) and 4350(c)(4)(C), respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINING DATA CORPORATION

Dated: August 10, 2007	By:	/s/ Thomas Lim
Thomas Lim
Chief Financial Officer